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                      EXECUTIVE RETIREMENT INCOME CONTRACT

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          THIS AGREEMENT made this 1st day of December, 1980, between BINKS
MANUFACTURING COMPANY, a corporation duly organized and existing under the laws
of the State of Delaware ("Company") and                        ("Executive").

          The Executive is a valued executive or managerial employee and has been in the continuous employ of the Company for many years, during which period his services have materially contributed to the growth and development of the Company's business. In order to offer an inducement to the Executive to remain in the employ of the Company until he reaches Retirement Date the following Agreement has been reached:

          In consideration of the foregoing and of the mutual covenants herein contained, it is agreed by the parties hereto as follows:

          1. DEFINITIONS. The following terms used in this Agreement shall have the meaning specified below unless the context clearly indicates to the contrary.

               (a) "Employment period" shall mean that period commencing with the date hereof and continuing until the Executive's termination of employment.

               (b) "Retirement period" shall be that period commencing on the Executive's retirement date and continuing until the expiration of 120 consecutive months.

               (c) "Retirement date" shall be the first day of the month immediately following the date of the Executive's termination

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of employment with the Company (a) other than by dismissal for cause on or after his 65th birthday, or (b) prior to his 65th birthday on account of disability, dismissal without cause or resignation with the consent of the Company as provided herein, which shall be the date for commencing payment of retirement benefits to which be may be entitled hereunder.

               (d) "Disability" shall mean a physical or mental condition of the Executive which in the judgment of the Company, based upon a medical report of a duly licensed physician appointed by the Company or other evidence satisfactory to the Company, permanently prevents the Executive from satisfactorily performing his usual duties of any other work available with the Company for which he is qualified by reason of training, education or experience.

               (e) "Termination of employment" shall mean the severance of service with the Company for any reason.

               (f) "Dismissal for cause" shall mean a dismissal by reason of (1) fraud or dishonesty, (2) employment by or assistance to a competitor of the Company, (3) sharing of so-called "trade secrets" of the Company with a competitor of the Company, (4) lack of faithful, diligent and competent performance in the duties assigned to the Executive, not caused by disability as herein defined, (5) failure to follow and implement corporate policy of the Company, (6) deliberate and willful failure to perform in the manner, and at the level, and with the standard required by the position occupied by the Executive, or (7) violation by the Executive of any of his covenants and agreements set forth in this Agreement.

               (g) "Assistance to a competitor" shall mean becoming or being an owner, partner, officer, director, stockholder or employee of a business which conducts a business in competition with the business of the Company, and shall also mean being an agent or an independent contractor in any manner which,


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in the opinion of the Company shall be in competition with the business of the
Company. None of the conditions in this paragraph shall prohibit the Executive from purchasing or holding for investment any shares of stock or other securities of any corporation whose securities are listed upon a recognized securities exchange, or from making any investment in or becoming a director of any noncompeting business.

               (h) "Beneficiary" shall mean the person or persons (natural or otherwise) designated by the Executive to receive benefits provided hereunder after his death by his written signed instrument filed with and accepted by the Company.

               (i) All determinations and judgments required pursuant to the terms of this Paragraph 1 shall be made by the Company, and its decision in each such case shall be final, complete and conclusively binding on all parties and for all purposes hereunder.

          2. EMPLOYMENT PERIOD DUTIES AND COMPENSATION. During the employment period, the Executive agrees to serve the Company in an executive or managerial capacity with such duties as may be reasonably assigned to him from time to time by the Company, such duties to be substantially of the same character as those now assigned to the Executive, and the Executive shall devote his entire time, energy and attention exclusively to the business of the Company except during usual vacation periods and except to the extent reasonably required by the Executive for the supervision of his own personal investments.

               The Executive shall receive such compensation as shall be determined from time to time by the Company, plus participation in such profit sharing, insurance and other employee benefits as are made available to executive or managerial employees.

          3. RETIREMENT INCOME. As additional compensation for his services during the employment period and during the


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period prior thereto if any the Company shall pay the Executive during his retirement period a yearly retirement income, subject to the conditions herein provided, of 1 % of his average annual salary (exclusive of bonuses, profit sharing and other employee benefits) for the 5 full fiscal years of the Company (or lesser number of such years employed by the Company) immediately preceding his retirement date, multiplied by the number of full fiscal years he was employed by the Company from date of first employment by the Company. Such yearly retirement income shall be paid to the Executive in monthly installments unless otherwise agreed by the parties.

               In the event that the Executive shall voluntarily resign from the Company prior to his 65th birthday without the consent of the Company, or in the event that the Company shall dismiss the Executive for cause at any time, any and all rights of the Executive under the terms of this Agreement shall thereupon immediately terminate and shall thereafter be of no effect.

               Upon the Executive's termination of employment prior to his 65th birthday by reason of (a) disability as herein defined, or (b) for any reason, other than his voluntary resignation without the consent of the Company or his dismissal for cause, or upon his termination of employment on or after his 65th birthday for any reason except dismissal for cause, the Executive's retirement date shall be the first day of the month following such termination of employment and there shall be paid to him retirement benefits of the amount and subject to the conditions herein stated.

               All retirement benefits payable hereunder shall be contingent upon the Executive's abstention from assistance to a competitor of the Company as herein defined during the retirement period. In the event of breach of such condition all future retirement benefit payments shall be forfeited, but all such benefits previously paid shall be non-forfeitable. In lieu of forfeiting all future retirement benefits the Company may in its discretion


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reduce the amount of such benefits, or temporarily suspend and forfeit the same and thereafter continue their payments for the remainder of the retirement period in whole or in part. The failure of the Company to reduce or discontinue payments after any one or more of such breaches of the Executive shall not be regarded as a waiver of its right to reduce or discontinue any such payments at a later date.

          4. DEATH AND OTHER FRINGE BENEFITS. Upon the death of the Executive prior to his retirement date the Company shall pay his beneficiary a death benefit equal to 10 times what his yearly retirement income would have been hereunder had his date of death been his retirement date, payable in monthly installments commencing the first of the month coincident with or next succeeding his death and continuing for 120 consecutive months or such lesser number of months as the Company and beneficiary agree.

               In the event of the Executive's death during his retirement period the Company shall pay his beneficiary the retirement income payments in the amount and at the time they would have become payable to the Executive had he lived.

               During the retirement period the Executive shall also be eligible, to the extent permitted by applicable law, to participate in any group life insurance, health and accident insurance or medical expense reimbursement plan maintained and offered by the Company generally for those retired executive and managerial employees having this or similar retirement income contracts.

               The beneficiary of the Executive shall be such person or persons, natural or otherwise, and in the amounts to each if more than one, as shall be designated by him in writing filed with and accepted by the Company. If no designated beneficiary shall be living or in existence on any payment date the Executive's estate shall be his beneficiary to whom all death benefits thereafter due shall be paid.


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          5. MERGER OR CONSOLIDATION. If the Company shall at any time be merged or consolidated with any other corporation or if substantially all of the assets of the Company are transferred to another corporation, the provisions of this Agreement shall be binding upon and inure to the benefit of the successor corporation. In the event that the terms of this paragraph shall be applicable, the Board of Directors of the Company acting immediately prior to the time of any such merger, consolidation or transfer of assets shall appoint a committee of not less than three members and the committee so appointed shall, from and after the date of merger, consolidation or transfer of assets, have the powers, authorities, duties and discretions herein in this Agreement given to the Company (except the authority given in paragraph 2 hereof regarding the Executive's salary during the employment period). Such committee shall thereupon become the "Company" for the purposes of this Agreement (except as herein in this paragraph noted), and all decisions of such committee shall bind any such successor corporation. In the event that any member of the original committee appointed pursuant to the terms of this paragraph shall be unable to act or to continue to act as a member of such committee the members then acting on such committee shall appoint a successor member thereof as long as the terms of this Agreement require the existence of the Company.

          6. ASSIGNMENT OF BENEFITS. The interests of the Executive and beneficiaries in payments hereunder shall not be subject to the claims of any creditor, any spouse for alimony or support, or others, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered.

          7. FACILITY OF PAYMENT. If amounts become payable to a minor or to a person under legal disability or to a person not adjudicated incompetent but who, by reason of illness or mental or physical disability, is in the opinion of the Company unable properly to manage his or her affairs, then such amounts shall be paid or expanded only in such of the following ways as the Company deems


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best; (a) to the recipient directly; (b) to the legally appointed guardian or conservator of the recipient; (c) to a custodian for the recipient under a Uniform Gifts to Minors Act; (d) by the Company directly for the benefit of the recipient; (e) to an adult relative or friend in reimbursement for amounts properly advanced for the benefit of the recipient.

          8. TERMINATION OF CONTRACT. While the Company expects to continue this contract until fully performed, it reserves the right by action of its Board of Directors to terminate the contract in whole or in part at any time during the Executive's employment period by written notice to the Executive, except that upon such termination the Executive shall be entitled to an amount of retirement income and death benefits computed hereunder as if such termination date was his retirement date, provided he satisfies all other requirements herein stated for the payment of such benefits. The payment of such retirement income or death benefits, however, shall not commence until the Executive attains his actual retirement date as herein defined or dies prior thereto.

          9. PRIOR AGREEMENTS. This Agreement terminates all prior individual retirement income contracts if any between the parties.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




                                             -------------------------------
                                                       EXECUTIVE



ATTEST:                                      BINKS MANUFACTURING COMPANY

BY:                                          BY:
   -----------------------------                -----------------------------
          Secretary                                    President

     (corporate seal)


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